UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York 10171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 813-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2012, MarketAxess Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC, as sole underwriter for the Offering (the “Underwriter”), and two of the Company’s stockholders, J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation (collectively, the “Selling Stockholders”), relating to a public offering of 3,597,333 shares of common stock of the Company, par value $0.003 per share (the “Common Stock”), at a public offering price of $30.50 per share (the “Offering”). The Offering is expected to close on February 28, 2012, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in this Offering, and will not receive any proceeds from this Offering.

The Offering is being made pursuant to a prospectus supplement dated February 22, 2012 and an accompanying prospectus dated February 21, 2012, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-179601), which was filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing and indemnification obligations of the Company, the Selling Stockholders and the Underwriter for certain liabilities, including liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Such representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement and not made for the purposes of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01 Other Events

On February 22, 2012, the Company issued a press release that the Offering had been priced. The Company’s press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

1.1	Underwriting Agreement, dated February 22, 2012 by and among MarketAxess Holdings Inc., J.P. Morgan Securities LLC, as sole underwriter and J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation, as selling stockholders.

99.1	Press Release entitled “MarketAxess Announces the Pricing of Secondary Public Offering of 3,597,333 Shares of Common Stock” issued by MarketAxess Holdings Inc. on February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: February 22, 2012	By:	/s/ Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit

1.1	Underwriting Agreement, dated February 22, 2012 by and among MarketAxess Holdings Inc., J.P. Morgan Securities LLC, as sole underwriter and J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation, as selling stockholders.

99.1	Press Release entitled “MarketAxess Announces the Pricing of Secondary Public Offering of 3,597,333 Shares of Common Stock” issued by MarketAxess Holdings Inc. on February 22, 2012.

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